Exhibit 15.3

[PricewaterhouseCoopers Zhong Tian CPAs Limited Company letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 333-162976, No. 333-139596, No. 333-124838 and No. 333-179526) of 51job, Inc. of our report dated April 12, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

April 12, 2012